Exhibit 99.1

Tenet Reports First Quarter 2024 Results Well in Excess of Guidance;
Raises 2024 Financial Outlook
•Net income from continuing operations available to common shareholders in first quarter 2024 was $2.151 billion, or $21.38 per diluted share, including an after-tax gain of $1.856 billion, or $18.45 per diluted share, associated with previously announced hospital divestitures

•Adjusted diluted earnings per share from continuing operations1 was $3.22 in first quarter 2024

•Consolidated Adjusted EBITDA1 in first quarter 2024 of $1.024 billion increased 23.1% over first quarter 2023

•First quarter 2024 Ambulatory Care Adjusted EBITDA of $394 million increased 15.9% over first quarter 2023

•FY 2024 Adjusted EBITDA Outlook now expected to be in the range of $3.5 billion to $3.7 billion, a $215 million increase

DALLAS — April 30, 2024 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended March 31, 2024.

"We have had an outstanding start to the year highlighted by strong growth in revenues, admissions, and profitability," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "Our operational excellence and focus on continuous improvement helped enable our momentum as we transform our company through strategic portfolio decisions, disciplined capital allocation, and debt reduction."

Tenet’s results for first quarter 2024 versus first quarter 2023 are as follows:

	Three Months Ended March 31,
($ in millions, except per share results)	2024	2023
Net operating revenues	$5,368	$5,021
Net income available to Tenet common shareholders from continuing operations	$2,151	$143
Net income available to Tenet common shareholders from continuing operations per diluted share	$21.38	$1.32
Adjusted EBITDA[1]	$1,024	$832
Adjusted diluted earnings per share from continuing operations[1]	$3.22	$1.42

•Net income from continuing operations available to the Company’s common shareholders in the first quarter 2024 was $2.151 billion, or $21.38 per diluted share, versus $143 million, or $1.32 per diluted share, in first quarter 2023. First quarter 2024 results included a pre-tax gain of $2.5 billion ($1.856 billion after-tax, or $18.45 per diluted share) primarily associated with the divestiture of three hospitals in South Carolina and six hospitals in California.

•Adjusted EBITDA1 in first quarter 2024 was $1.024 billion compared to $832 million in first quarter 2023, reflecting strong same-hospital admission growth, favorable payer mix, and improved contract labor costs, partially offset by higher medical fees. Additionally, in the first quarter of 2024, the Company recognized a $88 million favorable pre-tax impact associated with additional Medicaid supplemental revenues in Michigan, of which approximately half related to the last three months of 2023. First quarter 2023 results included income from the receipt of $27 million cybersecurity insurance proceeds.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the three months ended March 31, 2024 were $586 million versus $449 million for the three months ended March 31, 2023.

•The Company produced free cash flow1 of $346 million for the three months ended March 31, 2024 versus $214 million for the three months ended March 31, 2023.

•In the three months ended March 31, 2024, the Company repurchased 2,811,234 shares of common stock for $278 million.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.79x at March 31, 2024 compared to 3.89x at December 31, 2023.

Recent Transactions

•In first quarter 2024, the Company retired $2.1 billion aggregate principal amount of its 4.875% senior secured first lien notes due in 2026. Tenet expects this transaction will reduce its future annual cash interest payments by $102 million.

•On April 1, 2024, the Company announced the completion of the sale of four hospitals and related operations in Orange County and Los Angeles County, California to UCI Health and the completion of the sale of two hospitals and related operations in San Luis Obispo County, California to Adventist Health in the first quarter of 2024.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of March 31, 2024, USPI had interests in 512 ambulatory surgery centers (372 consolidated) and 25 surgical hospitals (eight consolidated) in 38 states.

	Three Months Ended March 31,
Ambulatory segment results ($ in millions)	2024	2023
Revenues
Net operating revenues	$995	$905
Same-facility system-wide net patient service revenues[2]	$1,763	$1,657
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases[2]	(0.4)%	7.9%
Same-facility system-wide surgical cases on same-business day basis[2]	(0.4)%	7.9%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$394	$340
Adjusted EBITDA margin	39.6%	37.6%
Adjusted EBITDA less NCI	$241	$214

•First quarter 2024 net operating revenues increased 9.9% compared to first quarter 2023 driven by strong net revenue per case growth, acquisitions and opening of de novo facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 6.4% in first quarter 2024 compared to first quarter 2023, with cases down 0.4% and net revenue per case up 6.8%. Net revenue per case growth was driven by higher acuity associated with favorable case mix.

•First quarter 2024 Adjusted EBITDA increased 15.9% compared to first quarter 2023, due to strong net revenue per case growth, disciplined expense management, and contributions from acquisitions and de novo facilities.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions. We have combined Conifer with the former Hospital Segment and all prior periods have been revised for this change.

	Three Months Ended March 31,
Hospital segment results ($ in millions)	2024	2023
Revenues
Net operating revenues	$4,373	$4,116
Same-hospital net patient service revenues[3]	$3,471	$3,133
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	4.2%	4.3%
Adjusted admissions[4]	1.8%	6.7%
Outpatient visits (including outpatient ER visits)	(0.8)%	—%
Emergency Room visits (inpatient and outpatient)	3.9%	4.8%
Hospital surgeries	(2.0)%	2.3%
Adjusted EBITDA
Adjusted EBITDA	$630	$492
Adjusted EBITDA margin	14.4%	12.0%

•First quarter 2024 net operating revenues increased 6.2% from first quarter 2023 primarily due to increased admissions, favorable payer mix, and improved pricing yield, partially offset by the impact of hospital sales in first quarter 2024.

•Same-hospital net patient service revenue per adjusted admission increased 8.8% year-over-year for first quarter 2024 primarily due to improved pricing yield, favorable payer mix, and our focus on growing higher acuity services.

•Adjusted EBITDA in first quarter 2024 was $630 million compared to $492 million in first quarter 2023, reflecting strong admissions growth, favorable payer mix and improved contract labor costs, partially offset by higher medical fees. Additionally, in the first quarter of 2024, the Company recognized an $88 million favorable pre-tax impact associated with additional Medicaid supplemental revenues in Michigan, of which approximately half related to the last three months of 2023. First quarter 2023 results included income from the receipt of $27 million cybersecurity insurance proceeds.

2024 Outlook1

Tenet’s Outlook for full year 2024 (consolidated and by segment) and second quarter 2024 follows. This outlook reflects the completion of the sale of three Coastal South Carolina hospitals on January 31, 2024 and the completion of the sale of six California hospitals on March 31, 2024.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2024 Outlook	Second Quarter 2024 Outlook
Net operating revenues	$20,000 to $20,400	$4,900 to $5,100
Net income from continuing operations available to Tenet common stockholders	$2,622 to $2,762	$150 to $195
Adjusted EBITDA	$3,500 to $3,700	$835 to $885
Adjusted EBITDA margin	17.5% to 18.1%	17.0% to 17.4%
Diluted income per common share from continuing operations	$25.96 to $27.35	$1.49 to $1.93
Adjusted net income from continuing operations	$845 to $950	$160 to $200
Adjusted diluted earnings per share from continuing operations	$8.37 to $9.41	$1.58 to $1.98
Equity in earnings of unconsolidated affiliates	$220 to $230	$50 to $60
Depreciation and amortization	$830 to $860	$210 to $220
Interest expense	$825 to $835	$220 to $230
Income tax expense[5]	$945 to $995	$80 to $95
Net income available to NCI	$750 to $800	$160 to $170
Weighted average diluted common shares	~101 million	~101 million
NCI cash distributions	$665 to $715
Net cash provided by operating activities[6]	$1,725 to $2,075
Adjusted net cash provided by operating activities[6]	$1,825 to $2,125
Capital expenditures	$775 to $875
Free cash flow – continuing operations[6]	$950 to $1,200
Adjusted free cash flow – continuing operations[6]	$1,050 to $1,250

Ambulatory Segment ($ in millions)	FY 2024 Outlook
Net operating revenues	$4,150 to $4,300
Adjusted EBITDA	$1,645 to $1,715
NCI	$640 to $670
Adjusted EBITDA less NCI	$1,005 to $1,045
Changes versus prior year[7]:
Surgical cases volumes	Up 1.0% to 3.0%
Net revenues per surgical case	Up 2.0% to 3.0%

Hospital Segment ($ in millions)	FY 2024 Outlook
Net operating revenues	$15,850 to $16,100
Adjusted EBITDA	$1,855 to $1,985
NCI	$110 to $130
Changes versus prior year[7]:
Inpatient admissions	Up 1.0% to 3.0%
Adjusted admissions	Up 1.0% to 3.0%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s first quarter 2024 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on April 30, 2024. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on April 30, 2024.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our second quarter and full year 2024 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2024, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2023 through March 31, 2024. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.For 2024, Outlook for net cash provided by operating activities, Adjusted net cash provided by operating activities, Free cash flow - continuing operations and Adjusted free cash flow - continuing operations include an estimated $687 million of income tax payments associated with the gains on sale of the three hospitals and related operations in South Carolina and the six hospitals and related operations in California.
7.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
First Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended March 31,
	2024	%	2023	%	Change
Net operating revenues	$5,368	100.0%	$5,021	100.0%	6.9%
Grant income	—	—%	3	0.1%	(100.0)%
Equity in earnings of unconsolidated affiliates	59	1.1%	50	1.0%	18.0%
Operating expenses:
Salaries, wages and benefits	2,321	43.2%	2,258	45.0%	2.8%
Supplies	928	17.3%	891	17.7%	4.2%
Other operating expenses, net	1,154	21.5%	1,093	21.9%	5.6%
Depreciation and amortization	208	3.9%	217	4.3%
Impairment and restructuring charges, and acquisition-related costs	27	0.5%	21	0.4%
Litigation and investigation costs	4	0.1%	4	0.1%
Net gains on sales, consolidation and deconsolidation of facilities	(2,500)	(46.6)%	(13)	(0.3)%
Operating income	3,285	61.2%	603	12.0%
Interest expense	(218)		(221)
Other non-operating income (expense), net	25		(2)
Loss from early extinguishment of debt	(8)		—
Income before income taxes	3,084		380
Income tax expense	(750)		(84)
Net income	2,334		296
Less: Net income available to noncontrolling interests	183		153
Net income available to Tenet Healthcare Corporation common shareholders	$2,151		$143

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$21.60		$1.40
Diluted	$21.38		$1.32

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	99,581		102,289
Diluted	100,598		106,006

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	March 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$2,481	$1,228
Accounts receivable	3,148	2,914
Inventories of supplies, at cost	395	411
Assets held for sale	22	775
Other current assets	1,775	1,839
Total current assets	7,821	7,167
Investments and other assets	3,244	3,157
Deferred income taxes	20	77
Property and equipment, at cost, less accumulated depreciation and amortization	5,855	6,236
Goodwill	10,568	10,307
Other intangible assets, at cost, less accumulated amortization	1,399	1,368
Total assets	$28,907	$28,312

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$107	$120
Accounts payable	1,335	1,408
Accrued compensation and benefits	775	930
Professional and general liability reserves	266	254
Accrued interest payable	249	200
Liabilities held for sale	11	69
Income tax payable	805	23
Other current liabilities	1,868	1,756
Total current liabilities	5,416	4,760
Long-term debt, net of current portion	12,772	14,882
Professional and general liability reserves	794	792
Defined benefit plan obligations	334	335
Deferred income taxes	231	326
Other long-term liabilities	1,689	1,709
Total liabilities	21,236	22,804
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,728	2,391
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,806	4,834
Accumulated other comprehensive loss	(179)	(181)
Retained earnings (accumulated deficit)	1,959	(192)
Common stock in treasury, at cost	(3,141)	(2,861)
Total shareholders’ equity	3,453	1,608
Noncontrolling interests	1,490	1,509
Total equity	4,943	3,117
Total liabilities and equity	$28,907	$28,312

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Three Months Ended
	March 31,
	2024	2023
Net income	$2,334	$296
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	208	217
Deferred income tax expense (benefit)	(38)	8
Stock-based compensation expense	17	14
Impairment and restructuring charges, and acquisition-related costs	27	21
Litigation and investigation costs	4	4
Net gains on sales, consolidation and deconsolidation of facilities	(2,500)	(13)
Loss from early extinguishment of debt	8	—
Equity in earnings of unconsolidated affiliates, net of distributions received	3	11
Amortization of debt discount and debt issuance costs	8	9
Net gains from the sale of investments and long-lived assets	—	(14)
Other items, net	(5)	(2)
Changes in cash from operating assets and liabilities:
Accounts receivable	(263)	35
Inventories and other current assets	(18)	50
Income taxes	783	76
Accounts payable, accrued expenses, contract liabilities and other current liabilities	19	(230)
Other long-term liabilities	24	(9)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(25)	(24)
Net cash provided by operating activities	586	449
Cash flows from investing activities:
Purchases of property and equipment	(240)	(235)
Purchases of businesses or joint venture interests, net of cash acquired	(449)	(48)
Proceeds from sales of facilities and other assets	4,030	13
Proceeds from sales of marketable securities and long-term investments	7	9
Purchases of marketable securities and long-term investments	(10)	(18)
Other items, net	(10)	(7)
Net cash provided by (used in) investing activities	3,328	(286)
Cash flows from financing activities:
Repayments of borrowings	(2,141)	(45)
Proceeds from borrowings	2	12
Repurchases of common stock	(278)	(50)
Distributions paid to noncontrolling interests	(162)	(134)
Proceeds from the sale of noncontrolling interests	5	25
Purchases of noncontrolling interests	(52)	(41)
Other items, net	(35)	(22)
Net cash used in financing activities	(2,661)	(255)
Net increase (decrease) in cash and cash equivalents	1,253	(92)
Cash and cash equivalents at beginning of period	1,228	858
Cash and cash equivalents at end of period	$2,481	$766
Supplemental disclosures:
Interest paid, net of capitalized interest	$(162)	$(177)
Income tax payments, net	$(5)	$—

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2024	2023
Net operating revenues:
Ambulatory Care	$995	$905
Hospital Operations and Services	4,373	4,116
Total	$5,368	$5,021

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$56	$47
Hospital Operations and Services	3	3
Total	$59	$50

Adjusted EBITDA:
Ambulatory Care	$394	$340
Hospital Operations and Services	630	492
Total	$1,024	$832

Adjusted EBITDA margins:
Ambulatory Care	39.6%	37.6%
Hospital Operations and Services	14.4%	12.0%
Total	19.1%	16.6%

Capital expenditures:
Ambulatory Care	$18	$18
Hospital Operations and Services	222	217
Total	$240	$235

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions, except per share amounts)	2024	2023
Net income available to Tenet Healthcare Corporation common shareholders	$2,151	$143
Less:
Impairment and restructuring charges, and acquisition-related costs	(27)	(21)
Litigation and investigation costs	(4)	(4)
Net gains on sales, consolidation and deconsolidation of facilities	2,500	13
Loss from early extinguishment of debt	(8)	—
Tax and noncontrolling interests impact of above items	(634)	1
Adjusted net income available from continuing operations to common shareholders	$324	$154

Diluted earnings per share from continuing operations	$21.38	$1.32
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.27)	(0.20)
Litigation and investigation costs	(0.04)	(0.04)
Net gains on sales, consolidation and deconsolidation of facilities	24.85	0.13
Loss from early extinguishment of debt	(0.08)	—
Tax and noncontrolling interests impact of above items	(6.30)	0.01
Adjusted diluted earnings per share from continuing operations	$3.22	$1.42

Weighted average basic shares outstanding (in thousands)	99,581	102,289
Weighted average dilutive shares outstanding (in thousands)	100,598	106,006

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2024	2023
Net income available to Tenet Healthcare Corporation common shareholders	$2,151	$143
Less:
Net income available to noncontrolling interests	(183)	(153)
Income from continuing operations	2,334	296
Income tax expense	(750)	(84)
Loss from early extinguishment of debt	(8)	—
Other non-operating income (expense), net	25	(2)
Interest expense	(218)	(221)
Operating income	3,285	603
Litigation and investigation costs	(4)	(4)
Net gains on sales, consolidation and deconsolidation of facilities	2,500	13
Impairment and restructuring charges, and acquisition-related costs	(27)	(21)
Depreciation and amortization	(208)	(217)
Adjusted EBITDA	$1,024	$832

Net operating revenues	$5,368	$5,021

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	40.1%	2.8%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	19.1%	16.6%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)	Three Months Ended
	March 31,
	2024	2023
Net cash provided by operating activities	$586	$449
Purchases of property and equipment	(240)	(235)
Free cash flow – continuing operations	$346	$214

Net cash provided by (used in) investing activities	$3,328	$(286)
Net cash used in financing activities	$(2,661)	$(255)

Net cash provided by operating activities	$586	$449
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(25)	(24)
Adjusted net cash provided by operating activities from continuing operations	611	473
Purchases of property and equipment	(240)	(235)
Adjusted free cash flow – continuing operations	$371	$238

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

	Second Quarter 2024		FY 2024
(Dollars in millions, except per share amounts)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$150	$195	$2,622	$2,762
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(20)	(10)	(100)	(50)
Net gains on sales, consolidation and deconsolidation of facilities(2)	—	—	2,500	2,500
Loss from early extinguishment of debt(2)	—	—	(8)	(8)
Tax and noncontrolling interests impact of above items	10	5	(615)	(630)
Adjusted net income available from continuing operations to common shareholders	$160	$200	$845	$950

Diluted earnings per share from continuing operations	$1.49	$1.93	$25.96	$27.35
Less:
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.19)	(0.10)	(0.99)	(0.49)
Net gains on sales, consolidation and deconsolidation of facilities	—	—	24.75	24.75
Loss from early extinguishment of debt	—	—	(0.08)	(0.08)
Tax and noncontrolling interests impact of above items	0.10	0.05	(6.09)	(6.24)
Adjusted diluted earnings per share from continuing operations	$1.58	$1.98	$8.37	$9.41

Weighted average basic shares outstanding (in thousands)	100,000	100,000	100,000	100,000
Weighted average dilutive shares outstanding (in thousands)	101,000	101,000	101,000	101,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities or losses from the early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2024.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	Second Quarter 2024		FY 2024
(Dollars in millions)	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$150	$195	$2,622	$2,762
Less:
Net income available to noncontrolling interests	(160)	(170)	(750)	(800)
Income tax expense	(80)	(95)	(945)	(995)
Interest expense	(230)	(220)	(835)	(825)
Loss from early extinguishment of debt(2)	—	—	(8)	(8)
Other non-operating income, net	15	25	90	100
Net gains on sales, consolidation and deconsolidation of facilities(2)	—	—	2,500	2,500
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(20)	(10)	(100)	(50)
Depreciation and amortization	(210)	(220)	(830)	(860)
Adjusted EBITDA	$835	$885	$3,500	$3,700

Income from continuing operations	$150	$195	$2,622	$2,762
Net operating revenues	$4,900	$5,100	$20,000	$20,400
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	3.1%	3.8%	13.1%	13.5%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	17.0%	17.4%	17.5%	18.1%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company does not generally forecast net gains on sales, consolidation and deconsolidation of facilities or losses from the early extinguishment of debt because the Company does not believe that it can forecast these items with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to transactions that have already occurred in 2024.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2024
	Low	High
Net cash provided by operating activities	$1,725	$2,075
Purchases of property and equipment	(775)	(875)
Free cash flow – continuing operations	$950	$1,200

Net cash provided by operating activities	$1,725	$2,075
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(100)	(50)
Adjusted net cash provided by operating activities – continuing operations	1,825	2,125
Purchases of property and equipment	(775)	(875)
Adjusted free cash flow – continuing operations(2)	$1,050	$1,250

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.